As filed with the Securities and Exchange Commission on _______,	2010 Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Positron Corporation
(Exact name of registrant as specified in its charter)

Texas	76-0083622
(State of Incorporation)	(I.R.S. Employer Identification No.)

7715 Loma Court, Suite A
Fishers, Indiana 46038
(Address of principal executive offices)

2010 Equity Incentive Plan

(Full title of the plans)

Patrick Rooney
Chairman
7715 Loma Court, Suite A
Fishers, Indiana 46038
 (Name, Address and Telephone Number of Agent For Service)

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Phone: (212) 216-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 

Non-accelerated filer 	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (3)	30,000,000	(3)	$0.13	$3,900,000	$278.07	(3)

(1) This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933.  The price per share and aggregate offering price are based upon the average bid and ask price of the Registrant’s Common Stock as quoted on the OTC Bulletin Board on May 25, 2010.

(3) An aggregate of 50,000,000 shares of the Registrant’s Common Stock may be issued under the Registrant’s 2010 Equity Incentive Plan, 20,000,000 of which previously were registered on Form S-8 (File No. 333-165724).  Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the 30,000,000 shares of the Registrant’s Common Stock registered hereunder.

Explanatory Note:

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Positron Corporation (the “Registrant”) relating to 30,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”), issuable under the 2010 Equity Incentive Plan (the “Plan”).  The shares of Common Stock registered hereby are in addition to the 20,000,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-165724) (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by this reference and made part of this Registration Statement as though such contents were set forth herein in their entirety, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	2010 Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Registrant’s Form S-8 filed with the Securities and Exchange Commission on March 26, 2010).

5.1	Opinion of Tarter Krinsky & Drogin LLP.

23.1	Consent of Counsel (Included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fishers, State of Indiana, on May 25, 2010.

POSITRON CORPORATION

By:	/s/ Patrick Rooney
Patrick Rooney
Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of Positron Corporation (the “Company”) hereby severally constitute and appoint Patrick Rooney, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Patrick Rooney may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of Common Stock to be issued upon the exercise of stock options to be granted under the 2010 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Alton L. Boynton shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

Principal Executive Officer:

/s/ Patrick Rooney	Chairman of the Board	May 26, 2010
Patrick Rooney	(principal executive officer)

Principal Financial Officer And Principal Accounting Officer:

/s/ Corey Conn	Chief Financial Officer	May 26, 2010
Corey Conn	(principal financial officer and principal accounting officer)

/s/ Joseph G. Oliverio	President and Director	May 26, 2010
Joseph G. Oliverio

/s/ Sachio Okamura	Director	May 26, 2010
Sachio Okamura

/s/ Dr. Anthony Nicholls	Director	May 26, 2010
Dr. Anthony Nicholls

/s/ Joseph C. Sardano	Director	May 26, 2010
Joseph C. Sardano

/s/ Timothy M. Gabel	Vice President of Operations	May 26, 2010
Timothy M. Gabel

/s/ Scott Stiffler	Director of Quality & Regulatory Affairs	May 26, 2010
Scott Stiffler

/s/ John Zehner	Executive Vice President	May 26, 2010
John Zehner

EXHIBIT INDEX

4.1	2010 Equity Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Registrant’s Form S-8 filed with the Securities and Exchange Commission on March 26, 2010).

5.1	Opinion of Tarter Krinsky & Drogin LLP.

23.1	Consent of Counsel (Included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).